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Supplemental Information to the Special Committee of the Board of Directors

Project CEMENT

October 17, 2011

William Blair & Company®

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End Market Analysis

William Blair & Company®

PRELIMINARY DRAFT SUBJECT TO REVIEW

China Railway and Construction Industry

Some industry observations

- In August China government cut spending on railway construction and slowed building work following the nation's deadliest high-speed train crash
- Spending in August plunged to RMB 33 billion ($5.2 billion) from RMB 65.5 billion ($10.3 billion) a year earlier, the eight-month total declined 11 percent to RMB 316.5 billion ($49.8 billion), based on data released by the Ministry of Railways
- These developments have led to a declining demand for construction materials such as concrete and cement according to Bloomberg

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Case Study: China Railway Group Limited (CRGL)

中国中铁股份有限公司
CHINA RAILWAY GROUP LIMITED

- Headquarter: Beijing, China
- Principally engages in infrastructure construction; the provision of survey, design, and consulting services; engineering equipment and component manufacturing
- China's largest builder of the nation's tracks

The builder of two-thirds of the nation's tracks was largely affected by the industry turmoil, and foresees a slow earning recovery

Stock Price Performance


LTM Trading Performance: - 45.1%
7/23/2011
Railway accident in Wenzhou
¥5.50
¥5.00
¥4.50
¥4.00
¥3.50
¥3.00
¥2.50
600m
500m
400m
300m
200m
100m
0
2010/10/18
2010/11/18
2010/12/18
2011/1/18
2011/2/18
2011/3/18
2011/4/18
2011/5/18
2011/6/18
2011/7/18
2011/8/18
2011/9/18

Source: CapitalIQ and Bloomberg as of Oct 16th, 2011.

Recent Developments

- 1H11 results were disappointing with net profit falling by 24% YoY to RMB 2.49 billon ($392 million)
- Beyond 2012, earnings recovery visibility is lower than for direct peer, CRCC, because CRGL's relatively weak balance sheet may hinder business diversification.

Third-party Commentary

- *"80 percent of China's rail projects have been put on hold. The rail projects have been suspended pending clarification of government policies and because banks have stopped issuing loans on concerns about repayments,."*

  --- 21st Century Business Herald , Oct 3, 2011

- *"The railway ministry, which had RMB 2.09 trillion ($328 billion) of liabilities as of the end of June, last week delayed a RMB 20 billion ($3.1 billion) bond until the middle of October."*

  --- Bloomberg, Sept 28, 2011

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Case Study: China Railway Construction Corp. (CRCC)

中国铁建股份有限公司
CHINA RAILWAY CONSTRUCTION CORPORATION LIMITED

- Headquarter: Beijing, China
- Principally engages in project contracting, survey design consultation, industrial manufacturing, real estate development, logistics, goods and materials trading, and capital operation businesses
- China's second largest builder of the nation's tracks

The second largest builder of the nation's railway were also affected by the stringent policy

Stock Price Performance


LTM Trading
Performance: - 49.1%
7/23/2011
Railway accident in Wenzhou
¥9.00
¥8.50
¥8.00
¥7.50
¥7.00
¥6.50
¥6.00
¥5.50
¥5.00
¥4.50
¥4.00
300m
250m
200m
150m
100m
50m
0
2010/10/18
2010/11/18
2010/12/18
2011/1/18
2011/2/18
2011/3/18
2011/4/18
2011/5/18
2011/6/18
2011/7/18
2011/8/18
2011/9/18

Source: CapitalIQ and Bloomberg as of Oct 16th, 2011.

Recent Developments

- Net profit grew 7.7% YoY to RMB 3.6 billion in 1H11, in line with market estimate (42% of consensus 2011 estimate)
- Expects number of new contracts will remain low in 2H11 given the Government temporarily suspending the approval of new rail projects

Third-party Commentary

- *"The Ministry of Railways owes more than RMB160 billion($25 billion) to its two major project contractors, China Railway Group and China Railway Construction Group. Key construction projects in the Northwest, like the Lanzhou-Chongqing railway, can't afford the wages for workers for the next three to four months."*

  --- People's Daily, Sept 29, 2011

- *"There are signs of deteriorating financials amid higher working capital needs for CRCC. Such financial trend is more obvious among Chinese infra-companies as more projects has been delaying payments since the fraud investigation in Feb11."*

  --- DBS Group Research, Aug 31, 2011

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End Market Analysis - Indexed Stock Price Performance

Last Six Months


20.00%
10.00%
0.00%
-10.00%
-20.00%
-30.00%
-40.00%
-50.00%
-60.00%
-70.00%
(6.2%)
(33.9%)
(37.1%)
(45.9%)
(46.7%)
Apr-18-2011
May-09-2011
May-30-2011
Jun-20-2011
Jul-11-2011
Aug-01-2011
Aug-22-2011
Sep-12-2011
Oct-03-2011
S&P 500 Index
China Railway Group
CEMENT
Hong Kong Comparable Companies Group
China Railway Suppliers Group

Last Twelve Months


100.00%
80.00%
60.00%
40.00%
20.00%
0.00%
-20.00%
-40.00%
-60.00%
-80.00%
-100.00%
3.4%
(13.5%)
(39.2%)
(40.0%)
(59.2%)
Oct-18-2010
Nov-29-2010
Jan-10-2011
Feb-21-2011
Apr-04-2011
May-16-2011
Jun-27-2011
Aug-08-2011
Sep-19-2011
S&P 500 Index
China Railway Group
CEMENT
Hong Kong Comparable Companies Group
China Railway Suppliers Group

Source: CapitalIQ as of October 17, 2011.

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End Market Analysis – Group Composition

William Blair looked at three different groups

China Railway Group

- China Railway Construction Corp.
- China Railway Erju Co., Ltd.
- China Railway Group Limited

Hong Kong Comparable Companies Group

- Anhui Conch Cement Co. Ltd.
- Asia Cement (China) Holdings Corp.
- BBMG Corporation
- China National Building Material Company Limited
- China Resources Cement Holdings Ltd.
- China Shanshui Cement Group Ltd.
- West China Cement Limited

China Railway Supplier Group

- Hongrun Construction Group Co., Ltd.
- Metallurgical Corporation of China Ltd.
- Shanghai Construction Co., Ltd.

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Updated DCF – Sensitivity Analysis

William Blair & Company®

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Updated Financials From the Company

Capital Expenditure Plan

As of fiscal year June 30
In USD million



Old estimate
New estimate
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
2012
2013
2014
2015
2016
$15.0
$5.5
$12.0
$5.2
$15.0
$8.1
$20.0
$18.0
$10.0
$28.0

Source: Provided by management as of Oct 17, 2011

SG&A as a Percentage of Revenue

As of fiscal year June 30

		Q1	Q2	Q3	Q4
2012	Old	8.75%	8.75%	8.75%	8.75%
	New	5.14%	5.95%	6.06%	5.65%
2013	Old	8.75%	8.75%	8.75%	8.75%
	New	4.87%	5.64%	5.74%	5.35%
2014	Old	8.75%	8.75%	8.75%	8.75%
	New	5.50%	6.37%	6.49%	6.04%
2015	Old	8.75%	8.75%	8.75%	8.75%
	New	6.76%	7.83%	7.98%	7.43%
2016	Old	8.75%	8.75%	8.75%	8.75%
	New	7.75%	8.98%	9.15%	8.52%

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Updated DCF – Sensitivity Analysis

Old Net Working Capital Method

2.0x ~ 4.0x Exit Multiple

Discount Rate	Exit Multiple 2.0x	3.0x	4.0x
15.0%	$ 1.04	$ 1.32	$ 1.60
16.0%	1.03	1.30	1.57
17.0%	1.01	1.27	1.53
18.0%	1.00	1.25	1.50
19.0%	0.99	1.23	1.47

4.5x ~ 6.5x Exit Multiple

Discount Rate	Exit Multiple 4.5x	5.5x	6.5x
15.0%	$ 1.74	$ 2.02	$ 2.31
16.0%	1.70	1.97	2.24
17.0%	1.66	1.92	2.18
18.0%	1.62	1.87	2.12
19.0%	1.59	1.83	2.06

Revised Net Working Capital Method

2.0x ~ 4.0x Exit Multiple

Discount Rate	Exit Multiple 2.0x	3.0x	4.0x
15.0%	$ 0.36	$ 0.64	$ 0.93
16.0%	0.38	0.65	0.92
17.0%	0.40	0.66	0.92
18.0%	0.42	0.67	0.92
19.0%	0.44	0.68	0.91

4.5x ~ 6.5x Exit Multiple

Discount Rate	Exit Multiple 4.5x	5.5x	6.5x
15.0%	$ 1.07	$ 1.35	$ 1.63
16.0%	1.06	1.33	1.60
17.0%	1.05	1.31	1.57
18.0%	1.04	1.29	1.54
19.0%	1.03	1.27	1.51

NWC has been estimated as 38.0% of revenues based on 2011 levels.
(1) Current share price of $1.60 as of October 10, 2011.